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                                                                   Exhibit 10.30

                   Contract Deed of Cash Loan for Consumption
                          (Money Market / Spread Loan)

TO: Fuji Bank, Limited
                            ----------------------------------------------------
                                                            December 17, 2000
                            Exodus Communications K.K.
                            Imperial Nishi-Shinjuku Building
                            3-2, 5-chome, Nishi-Shinjuku, Shinjuku-ku, Tokyo TEL:03-5334-1700

                            Robert Winegarden, Representative Director
                            ----------------------------------------------------

      I have accepted the Contract set forth below and borrowed cash from your Bank under the Terms and Conditions set forth hereunder.


[Terms and Conditions of the Loan] Please put (Yen) in front of the cash amount.

The Amount Borrowed:        (Yen) 2,750,000,000
The Date of Borrowing:      December 11, 2000

(In case of the loan installment, the initial amount and date of borrowing)

The Final Due Date of Repayment:     December 11, 2010
Date of Repayment:          Last day of November each year (If such date falls
                            on a business holiday, the business day immediately
                            preceding such date)
Deposit Account for Repayment:       Ordinary Account No. 2730191

[Repayment Method of the Principal Amount]
Number of Repayment:        37 times
Initial Time of Repayment:  December, 2000
Repayment Cycle:            Every three [3] months

  Number of Repayment        Each Repayment Amount for the Relevant Period
------------------------------------------------------------------------------
           36                              (Yen) 74,324,000
------------------------------------------------------------------------------
           1                               (Yen) 74,336,000
------------------------------------------------------------------------------

[Payment Method of Interest]
In advance of in arrear:    In arrear
Initial Date of Payment:    March 11, 2001
Payment Cycle:              Every three [3] months

Applicable Interest Rate:   Three[3]-month domestic Yen TIBOR which your Bank
                            announces at eleven [11] o'clock of two [2] business days preceding the Date of Borrowing plus 1.5%, on the daily basis of 365 days a year

Interest Adjustment Period: Three [3] months
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                                    Contract


Article 1. (Application of Banking Transaction Contract)

      I have no obligation for applying the provisions of the Banking Transaction Contract submitted separately herefrom, with respect to the transactions under this Agreement.


Article 2. (Special Provision for Loan Installment)

      In case of the changes in the financial situations or any other reasonable events, I have no obligation for the respite of the time, the decrease in the amount, or the cancellation of the loan after such events.


Article 3. (Compliance with Contracted Repayment)

      I will repay the principle and interest amount of this loan pursuant to the Terms and Conditions of Loan provided above.


Article 4. (Expenses)

      I will bear any and all expenses incurred under this Agreement including the cost for the preparation of this Agreement Deed.


Article 5. (Check-off of the Principle and Interest Amount from the Deposit Account)

      I will deposit the amount equivalent to the repayment amount or more to the deposit account for repayment prescribed above in order for the repayment of the loan and the payment of the interest thereon, so that you may check off the relevant amount by current account check or the ordinary deposit passbook and without the bill on the contracted repayment date and allocate such amount to the repayment of my obligation. Even in case, by any possibility, of the delay in deposit, you may conduct the same transaction including the late payment charge at any time.


Article 6. (Notarized Document Preparation Duty)

      I will commit the notary and take any necessary procedures for, whenever you request, the preparation of the notarized document with the approval of the obligation under this Agreement and the authorization of the forcible execution thereof.
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Article 7. (Check-off of Incidental Expenses from Deposit Account)

      I have no obligation, with respect to the guarantee charge, the registration cost and the cost for taking the fixed date necessary to preserve your credit under this Agreement and any other expenses concerning this Agreement, for the check-off of the relevant amount from my deposit account and the allocation thereof to the payment of such costs by applying Article 5.


Article 8. (Adjustment of Applicable Interest Rate)

1. The applicable interest rate shall be adjusted on each interest payment date which comes after the above-mentioned interest adjustment period from the date of borrowing.

2. On each interest payment date which comes after the above-mentioned interest adjustment from the date of borrowing, the interest rate shall be adjusted in accordance with the calculation method for the initial date of borrowing. Such interest rate shall be applied from the following day of the relevant interest payment date to the interest payment date which comes immediately after the above-mentioned interest adjustment period, and the same shall apply thereafter,


Article 9. (Late Payment Charge)

      In the case that I fail to perform my obligations to you, notwithstanding
Article 3. Paragraph 2 of the Banking Transaction Contract, I will pay the late payment charge on the amount due to you, either at the rate borne by you for the financing from the event of default to the repayment date plus 2 % or at 14% annually, whichever is higher, on a daily basis of 365 days a year.


Article 10. (Prepayment)

      I will not make any prepayment unless I get your approval therefor and in the case that;

(1) I make the prepayment on the interest payment date on which the interest rate is adjusted under Article 8 and;

(2) I make a notice of prepayment to you by the preceding banking date of the relevant prepayment date.


Article 11. (Damages under Prepayment)

      Notwithstanding the foregoing Article, in the case that I make a prepayment for compelling reasons with your approval or my obligations are accelerated under Article 5 of
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the Banking Transaction Contract, and when the interest rate which you might impose in case of otherwise managing the amount equivalent to the relevant repayment amount or the barrowed amount outstanding at the time of acceleration of repayment (the "Repayment Amount, Etc.) during the remaining of the relevant interest adjustment period is lower than the rate applicable to the interest adjustment period in which the date of prepayment or acceleration of payment falls on, I will pay the damages at the amount of the Repayment Amount, Etc. multiplied by such interest rate difference and the number of the remaining days, on a basis of 365 days a year.

                                                                            End.